EXHIBIT 99.2
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FITNESS DIVISION

COMBINED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
DECEMBER 31, 2000 AND 1999
(DOLLARS - IN THOUSANDS)
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ASSETS ACQUIRED                                          2000             1999
                                                        -------          -------

ASSETS:
   Current assets:
      Trade receivables                                 $27,147          $21,754
      Inventories                                        19,891           15,120
      Prepaid expenses and other current assets             472              550
                                                        -------          -------

           Total current assets                          47,510           37,424

Property, plant and equipment, net                       13,127           17,725

Other assets                                                 23               22
                                                        -------          -------

          Total assets acquired                         $60,660          $55,171
                                                        =======          =======

LIABILITIES ASSUMED

LIABILITIES:
   Current liabilities:
       Trade payables                                   $   574          $   672
       Accrued liabilities                                1,176              685
       Income taxes payable                                 918            1,028
                                                        -------          -------

           Total current liabilities assumed              2,668            2,385
                                                        -------          -------

TOTAL NET ASSETS ACQUIRED                               $57,992          $52,786
                                                        =======          =======

See notes to combined financial statements